Exhibit 10.10

EXTENSION NOTICE

Date: July 20, 2015

Signature Bank

261 Madison Avenue,

New York, New York 10016

Attention: Cliff Broder, Group Director and Senior Vice President

Fax: (646) 822-1359

Dear Mr. Broder:

In accordance with the terms of paragraph 2(b) of the Escrow Deposit Agreement dated June 9, 2015, by and among Realco International, Inc. (the "Company"), Signature Bank (the "Escrow Agent") and [__________] ("Placement Agent"), the Company and Placement Agent hereby notifies the Escrow Agent that the Termination Date has been extended to August 17, 2015, the Final Termination Date.

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Very truly yours,

Realco International, Inc.

By: /s/ Jay M. Lasky

Name: Jay M. Lasky

Title: CEO

[___________]

By:

Name:

Title:

[Signature Page to Realco Escrow Extension Notice]

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